Anthropic Confidential

Exhibit 10.25

Certain information, schedules and exhibits have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10) of Regulation S-K. The Company agrees to file supplementally to the Commission an unredacted copy of this exhibit, or a copy of any omitted schedule or exhibit hereto, upon request. [***] indicates that schedules and information have been redacted.

Order for GPU Services

([***])

This Order for GPU Services (“Order”) is governed by the Terms of Service in Exhibit A and, together with all Schedules and other Exhibits referenced below, constitutes the parties’ GPU Services Agreement (“Agreement”). The Agreement is made and entered into as of the date last signed below (the “Effective Date”), by and between Anthropic PBC, a Delaware public benefit corporation with an address at 548 Market St, PMB 90375, San Francisco, CA 94104 (“Anthropic”), and the provider identified below (“Provider”). Anthropic and Provider are referred to individually as a “party” and together as the “parties.” Capitalized terms have the meanings given to them in this Order or elsewhere in this Agreement.

Provider
Name:	Nscale GPU MCC B1.1 LLC
Address:	251 Little Falls Drive, Wilmington, DE 19808
Contact:	Alice Takhtajan
1.
Background
(a)
This Agreement sets forth the terms and conditions pursuant to which Provider will provide GPU Services to Anthropic.

The “GPU Services” means:

(a) providing dedicated (single-tenant), exclusive access to the NVIDIA Vera Rubin NVL 72 integrated rack-scale units (or other agreed AI computing systems) specified in this Order (each, a “GPU System”), comprising all graphics processing units (“GPUs”), central processing units (“CPUs”), switches, networking, interface, memory, and other components, each to the extent factory-configured therewith, and

(b) providing (i) all associated compute, storage, network, and connectivity functionality, (ii) any other software, hardware, technology, and services, and (iii) the physical datacenter infrastructure (including facility, power, cooling, and network connectivity), operation, and management, in each case of (i) through (iii) as specified in this Order or as otherwise necessary for Anthropic to make use of the GPU Systems and GPU Services in accordance with the specifications and requirements set forth in the Agreement.

GPU Services will be provided as self-managed services with Anthropic having single tenant logical access and control over the GPU Systems (including operating system and software stack).

The parties’ general roles and responsibilities for deployment, administration, and management of the GPU Services are set forth in Schedule 1 (Responsibility Matrix) attached hereto.

(b)
[***].
(c)
Provider agrees and acknowledges that, at Provider’s request to facilitate Provider’s and Parent’s efforts to secure Qualifying Financing, Anthropic is entering into separate agreements with Provider and other Affiliates of Provider (all of which are Controlled by Parent) for all four (4) tranches at the Site (such Affiliates, the “Other Providers,” and such agreements, the “Other Agreements”), instead of a single agreement (the “Separation”). Accordingly, Provider will coordinate and align with Parent and the Other Providers to ensure that (i) all four (4) tranches at the Site are operated together in accordance with this Order and that the entire Site is fully dedicated to Anthropic, and (ii) any agreements with Provider Financing Parties, and any Direct Agreements, will provide that Anthropic’s rights and remedies in the event of any default by Provider in connection with any Provider Financing allow for continued operation of all four (4) tranches at the Site together, including with respect to any step-in rights, and otherwise on terms and conditions that are aligned among Provider and the Other Providers to avoid any adverse impact on Anthropic resulting from the Separation. Provider must remain an Affiliate Controlled by Parent throughout the Tranche Term. Provider is independently responsible for the performance of all obligations

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hereunder, including with respect to obligations hereunder requiring any resources shared among all four (4) tranches at the Site and other obligations that apply generally to the performance hereunder (such as the Security Requirements and confidentiality obligations), notwithstanding the fact that Other Providers will also be responsible for such shared resources and corresponding obligations under their agreements with Anthropic and notwithstanding any subcontracting or delegation of any of the foregoing by Provider or any of the Other Providers. For the avoidance of doubt, a default by any Other Providers under their agreements shall not independently constitute a default by Provider hereunder. Anthropic may immediately terminate this Agreement if Provider ceases to be a Controlled Affiliate of Parent (except in the event of a permitted assignment pursuant to Section 12.5(c) of the Terms of Service).
2.
Agreement; Order of Precedence

This Agreement consists of:

-	This Order
-	The Terms of Service (Exhibit A)
-	The Security Requirements (Exhibit B)
-	The Service Level Agreement (Exhibit C)
-	The Responsibility Matrix (Schedule 1 to the Order)
-	The Acceptance Criteria (Schedule 2 to the Order)
-	The Pricing Mechanic (Schedule 3 to the Order)

In the event of any conflict between this Order, the Schedules attached to this Order, the Terms of Service, and the other Exhibits attached to this Order, the order of precedence will be: (a) this Order, (b) the Terms of Service, (c) the other Exhibits attached to this Order, and (d) the Schedules attached to this Order. In the event the terms and conditions of any Schedule or Exhibit contain additional or more detailed provisions with respect to any matter also addressed in this Order or the Terms of Service, such additional and more detailed provisions in that Schedule or Exhibit will apply in addition to the relevant terms of this Order or the Terms of Service.

This Agreement applies notwithstanding any terms and conditions contained in, referenced in, or accompanying any quote, order confirmation, purchase order, or other document, record, or communication issued or otherwise transmitted by a party, whether in written, electronic, or any other form (“Party Correspondence”). Any terms and conditions contained in any Party Correspondence that are different from or in addition to the terms and conditions of this Agreement are expressly rejected by the parties and will not apply.

3.
Site Details

Site Name	Address
[***] (the “Site”)	[***]
4.
GPU Services Details

Provider will deliver and provide the GPU Services in tranches as set forth in the table below (each, a “Tranche”).

Tranche	Site	GPU System	Number of Systems	Total GPUs	Total Capacity	Expected Delivery Date
1	[***]	NVIDIA Vera Rubin NVL 72 (72 GPU/36CPU)	[***]	[***]	[***]	[***]

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Provider will provide additional compute, storage, and connectivity as follows:

	Details/Specifications	Quantity
Compute	[***]
Storage	None
Connectivity	Rack space, power, fiber entry to be specified by Anthropic	To be specified by Anthropic
5.
Pricing; Fees

The all-in GPU per hour price set forth in the table below (“Base Price”) is inclusive of all related compute, storage, connectivity, and other resources, and no other charges will apply.

Tranche	Site	Price per GPU/hour ($USD)	Total GPUs	Tranche Term	Estimated Total Fees per Month on Average (before SLA and other adjustments)	Payment Terms
1	[***]	$[***]	[***]	[***]	$[***]	[***]

The estimated total value of this Order (assuming full and timely performance by Provider and subject to credits, late delivery discounts, and other adjustments as provided herein) subject to Tranche Term extensions as provided in Section 7 below is: $[***].

Rack Pricing. [***]

The “Tranche Term” for each Tranche will begin upon Acceptance (as defined in the Terms of Service) of that Tranche and last for the number of months specified above, but, at Anthropic’s option, will be reduced by any portion of a delay period that exceeds [***] (excluding any delay period that is excused pursuant to Section 6), if Acceptance occurs after the Expected Delivery Date. During the Tranche Term, Anthropic will pay, in accordance with the payment terms in the Agreement, Fees for access to the GPU Services [***] based on the formula below. To avoid doubt, no fees will be payable for a Tranche until after Anthropic’s Acceptance of that Tranche in writing.

Monthly Payment = [(number of hours in the month) * (number of GPUs in the Tranche) * (price per GPU/hour)] minus (if applicable, Service Credits pursuant to the Service Level Agreement, late delivery discounts pursuant to this Order, and other adjustments and amounts required to be credited to Anthropic under the Agreement).

6.
Early Delivery; Late Delivery

Early Delivery. In the event Provider is able to offer access to a Tranche ahead of the applicable Expected Delivery Date, Provider will notify Anthropic in writing (which will include the expected date and quantity of such early Delivery (as defined in the Terms of Service), and Anthropic may elect, at its sole discretion, whether or not to accept such early Delivery. For clarity, any early Delivery of a Tranche will (i) be subject to Anthropic’s Acceptance, (ii) be billed at the all-in GPU/hour price set forth above, and (iii) not shorten the end date of the applicable Tranche Term (which is based on the applicable Expected Delivery Date).

Notification. Provider will notify Anthropic in writing as soon as reasonably practicable after Provider becomes aware of any actual or potential delay in the expected Delivery of all or any part of a Tranche, and will include in such notification all material information concerning the delay, including an explanation of the reason for the delay and a written corrective action plan to mitigate the delay and prevent any future delays.

Delay.

(a)
Grace Period. If the Start Date (as defined in the Terms of Service) for a Tranche is delayed by [***] following the applicable Expected Delivery Date (“Grace Period”), Anthropic will have no payment obligations during the delay period for that Tranche.

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(b)
Days [***]. If the Start Date for a Tranche is delayed by [***] following the applicable Expected Delivery Date, Anthropic will have no payment obligations during the delay period for that Tranche, and the Fees for that Tranche will be reduced by a late delivery discount of [***]% from the Start Date for a number of days equal to the number of days of delay from the end of the Grace Period [***].
(c)
Days [***]. If the Start Date for a Tranche is delayed by [***] following the applicable Expected Delivery Date, Anthropic will have no payment obligations during the delay period for that Tranche, and the Fees for that Tranche will be reduced by a late delivery discount of [***]% from the Start Date for a number of days equal to the number of days of delay from the end of the Grace Period.
(d)
Further Delay. If the Start Date for a Tranche is delayed by [***] following the applicable Expected Delivery Date, Anthropic will have no payment obligations during the delay period for that Tranche and may terminate that Tranche in its entirety, without any payment or other obligation or liability of any kind, [***]. If Anthropic does not exercise its termination right, (i) Anthropic will have no payment obligations during the delay period for that Tranche, and (ii) following Delivery and Acceptance by Anthropic, the Fees for that Tranche will be reduced by a late delivery discount of [***]% from the Start Date for a number of days equal to the number of days of delay from the end of the Grace Period.

Excused Delays. To the extent a delay in Delivery of any Tranche is caused by: (i) the delay or failure of a third party [***]due to a Component Constraint, (ii) a Force Majeure Event, or (iii) any wrongful act or omission of Anthropic or its contractors or service providers, such delay will be excluded from all delay calculations under this Section 6 (subject to the following): With respect to clause (i) above, such delay will be excluded from delay calculations only if: (A) Provider has, within [***] of the Effective Date, provided Anthropic with commercially reasonable evidence (e.g., an initial allocation confirmation) that it has placed binding orders with its third-party supplier for the purchase and delivery of a sufficient volume of the GPU Systems needed for Provider to deliver the relevant GPU Services for the applicable Tranche to Anthropic by the applicable Expected Delivery Date; (B) if such supplier has changed its supply commitments to Provider, Provider has provided Anthropic with written notice of such change within [***] of Provider becoming aware of such change; and (C) Provider has provided the written notice required under clause (B) at least [***] before the applicable Expected Delivery Date. If the period of excused delays pursuant to clause (i) above exceeds [***], the standard Delay provisions above will apply (which will, effectively, result in a termination right by Anthropic pursuant to clause (d) above after [***] following the applicable Expected Delivery Date). A “Component Constraint” means a general production and supply delay [***]

Supply Chain Management. Until all Tranches are Delivered and Accepted by Anthropic, Provider will not change the prioritization of delivery of services similar to the GPU Services to others, [***].

Nature of Remedies. The payment relief and reductions described in this Section 6 are partial compensation to mitigate Anthropic’s additional administrative burden associated with managing the delay, rather than liquidated damages or a penalty. [***].

7.
Term; Term Extension

Unless earlier terminated in accordance with the terms of the Agreement, the Agreement will be effective as of the Effective Date and will continue until the Last Tranche Date, subject to any extensions as set forth in this Agreement. “Last Tranche Date” means the end of the Tranche Term for the last Tranche Delivered by Provider and Accepted by Anthropic hereunder.

Anthropic may, by written notice to Provider at least [***] prior to the end of the applicable Tranche Term, extend such Tranche Term so that the Last Tranche Date under this Agreement is aligned to end on the last tranche term expiration date under the Other Agreements.

For each Tranche, Anthropic may extend the Tranche Term for that Tranche [***]; in each case on the same terms and pricing (with a [***] to the GPU/hour price for the immediately preceding Tranche Term) as the then-current Tranche Term. The parties will document such extension in writing.

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8.
Next Generation GPU Option

Anthropic may elect, in its discretion, [***] to substitute any one or more Tranches of NVIDIA Vera Rubin NVL72 GPU Systems for the [***] GPU Systems or the next applicable generation of NVIDIA or another vendor’s GPU system that NVIDIA or such other vendor commercially releases following the Vera Rubin NVL72 generation or similar generation released by such other vendor (the “Next-Generation GPU”). Prior to making such election, a price for the Next-Generation GPU will be determined in accordance with the process below, and if Anthropic makes the election, the Base Price under this Order will be adjusted accordingly. The price for the Next-Generation GPU will be calculated based on [***] for the Next-Generation GPU compared to the NVIDIA Vera Rubin NVL72 GPU System at the Next-Generation GPU’s commercial launch. [***]. The parties will use good-faith efforts to collectively review and adjust the pricing framework to address cost drivers not previously considered, such as data center fit-out costs. Any such adjustment may result in pricing higher or lower than that calculated under the formula set forth in Schedule 3 (Pricing Mechanic), [***]. The process for determining the Next-Generation GPU price will be concluded within thirty [***]days of Anthropic’s expression of interest in making the election:

(a)
Final Price Determination. The formula for pricing adjustments is set forth in Schedule 3 (Pricing Mechanic) by way of example for [***] GPU Systems. Any pricing calculated under this Section will be made on a one-time basis only. The parties will use good-faith efforts to reach agreement on a final Next-Generation GPU price within [***] days of Anthropic electing to purchase the Next-Generation GPU. [***].
(b)
Escalation. If the parties are unable to reach mutual agreement on the price adjustment [***], the parties will jointly engage an independent third party to validate Provider’s quotations and power specifications, which will be provided within fifteen (15) days of the Final Price Determination being exchanged.
(c)
Resolution. If the independent third party’s validation does not result in a Next-Generation GPU price that both Provider and Anthropic agree to, then Anthropic will have the obligation to continue to procure NVIDIA Vera Rubin NVL72 GPU Systems as outlined above.
9.
Financing
(a)
Qualifying Financing. Provider will exercise its best efforts following the Effective Date to secure Qualifying Financing as soon as possible and in any event no later than by the Longstop Date. For purposes hereof, “Qualifying Financing” means (i) financing for the GPU Systems required for the Services and (ii) financing and credit support for the data center facility supporting the Services, in each case on terms that, taken as a whole, are no less favorable to Provider than prevailing market terms for comparable financings for similar data center or GPU procurement transactions involving customers having a credit and risk profile comparable to Anthropic’s.
(b)
Information Sharing. Upon Anthropic’s request, Provider will provide to Anthropic all reasonably requested information and documentation (including status updates, planned timelines, project execution data room access, investor and lender information, rates and pricing, and material proposed and final terms and conditions, but excluding any third-party confidential information that Provider is contractually restricted from providing to Anthropic or its outside advisors in confidence) with respect to the Qualifying Financing and Provider’s efforts to secure the same. Without limiting the foregoing, Provider will, without request, report to Anthropic [***] summarizing the status of its efforts to secure Qualifying Financing. Provider must use commercially reasonable efforts to secure the right in its confidentiality agreements with potential investors and lenders to disclose the information referenced above to Anthropic under customary confidentiality restrictions.

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(c)
Restrictions. From the Effective Date until Provider obtains Qualifying Financing, Provider will not offer, negotiate, or enter into any agreement, arrangement, or understanding with any third party to sell, lease, allocate, or otherwise make available any GPU capacity at the [***] Site.
(d)
Termination Right. If Provider has not obtained Qualifying Financing within [***] after the Effective Date, or such later date as the parties may mutually agree in writing (the “Longstop Date”), each party may terminate this Order on written notice given within [***] after the Longstop Date. Upon such termination, neither party will have any further obligation or liability under this Order, except for obligations that expressly survive termination.
(e)
[***].

[Signature Page Follows]

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Each party hereby agrees to the terms and conditions of this Agreement (including all of its parts set forth in Section 2 above) and by its authorized representative’s signature below causes this Agreement to be executed as of the Effective Date. Each party represents that its signatory is duly authorized to bind such party.

ANTHROPIC PBC	NSCALE GPU MCC B1.1 LLC
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date Signed:	Date Signed:

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Anthropic Confidential

Exhibit A

Terms of Service

1.
Definitions. Capitalized terms have the meanings provided in this Section 1 or elsewhere in this Agreement.
1.1
“Affiliate” means, with respect to any person or entity, another person or entity that now or hereafter, directly or indirectly, Controls, is Controlled by, or is under common Control with such first person or entity. As used in this Agreement, “Control” means the possession of beneficial ownership of at least fifty percent (50%) of the voting power of the person or entity with respect to the election of directors or, in the case of an entity that is not a corporation, the election of the corresponding managing authority. A person or entity is an Affiliate only as long as such Control exists. For clarity, as of the Effective Date, Provider is a Controlled Affiliate of Parent.
1.2
“Anthropic Information” means any and all data and other information that Anthropic or its Authorized Users: (i) generate, store, process, or transmit on or through the GPU Systems or other equipment provided or maintained by Provider or its Provider Parties or (ii) otherwise provide to Provider or Provider Parties in connection with this Agreement or the Services.
1.3
“Anthropic Materials” means (a) the Anthropic Information, and (b) any other Anthropic Confidential Information, and all other materials, data, Technology, and other information in any form (whether owned by Anthropic or a third party), which are provided by or for Anthropic to Provider or are otherwise accessible by Provider in connection with this Agreement.
1.4
“Applicable Laws” means any applicable U.S. or foreign statute, law, regulation, ordinance, rule, judgment, order, decree, permit, treaty, directive, guideline, policy or rule of common law, or any requirement or other restriction or similar form of decision or determination, or any interpretation or administration, by any Governmental Authority, as the same may be amended from time to time.
1.5
“Authorized User(s)” means any individual that Anthropic has authorized to access and use the GPU Services, which individual may be a director, officer, employee, contractor, subcontractor, agent, customer, client, or other end-user of Anthropic or a third party that Anthropic has so authorized [***].
1.6
“Change of Control” means any transaction or series of related transactions, including without limitation any such transaction(s) in bankruptcy, in which a person or entity or group of related persons or entities who do not Control Provider prior to such transaction or series of transactions, subsequently obtain(s) Control of Parent or Provider, whether by contract, by operation of law, by way of succession, in connection with a merger, consolidation, acquisition of shares, stock, securities or other ownership interests, acquisition of a right to receive profits or other economic interests, acquisition of a business or assets, in bankruptcy, or otherwise.
1.7
“Claim” means any notice, demand, assertion, claim, charge, investigation, or legal, administrative, regulatory or judicial action, suit, proceeding, judgment or settlement, by or for any third party (including a Governmental Authority).
1.8
“Confidential Information” has the meaning given in Section 6.1.
1.9
“Documentation” means the specifications and any other documentation or descriptions related to the Services provided by Provider to Anthropic from time to time, which in any event are sufficient to explain the intended features, functionality, performance, availability and security of the Services and to assist in the use of the Services.
1.10
“Governmental Authority” means any multinational, national, regional, or local government, governmental or public department, court, commission, or other governmental agency.
1.11
“Harmful Code” means any programs, subroutines, code, instructions, data or functions (including but not limited to viruses, worms, malware, date bombs, time bombs, logic bombs, disabling codes or instructions, shut-down devices or code, counter devices or devices intended to collect data regarding usage or related statistics, spyware, Trojan horses, trap doors, back doors, Easter eggs, cancelbots, keys, authorization codes, or passwords) that could, or could be used by any person or entity (including Provider or a third party) to, (a) access, whether physically, electronically, remotely, or otherwise, (b) cease the operation of, or (c) damage, interrupt, interfere with or hinder the operation of or reduce or change the functionality of, any Services, Anthropic Information, or products, services, Technology or systems of Anthropic, Authorized Users, or their customers (including any software or data therein or transmitted thereto or therefrom).

Anthropic Confidential

1.12
“Insolvency Event” means (a) the appointment of a trustee, receiver or custodian for all or substantially all of the property of a party, or for any lesser portion of such property which appointment is not dismissed within thirty (30) days, (b) the determination by a Governmental Authority of competent jurisdiction that a party is insolvent, (c) the filing of a petition for relief in bankruptcy by a party on its own behalf, (d) the filing of any petition for relief in bankruptcy against such party if the proceeding is not dismissed or withdrawn within thirty (30) days, (e) an assignment by a party for the benefit of creditors, (f) the dissolution or liquidation of, or cessation of business in the ordinary course by a party, or (g) the inability or failure of such party to pay its debts as they become due.
1.13
“Intellectual Property Rights” means patents, copyrights, database rights, rights with respect to trade secrets, and any other intellectual or industrial property rights anywhere in the world. Each of the foregoing includes all rights to apply for, register, maintain, and enforce those rights.
1.14
“Provider Parties” means Provider’s Affiliates and all of Provider’s and its Affiliates’ owners, directors, officers, employees, representatives, agents, and any Subcontractors, in each case to the extent engaged in the performance, or providing services to or on behalf of Provider in connection with the performance, of this Agreement.
1.15
“Requirements” means the specifications and requirements for the Services (including the level of performance, features, functionality, security, availability, and other aspects thereof) set forth in the applicable Order, the Service Level Agreement, and elsewhere in the Agreement, and as may otherwise be agreed by Anthropic and Provider in writing.
1.16
“Services” means the GPU Services and any other activities, work, services, tasks, and responsibilities to be performed by Provider under this Agreement, including activities reasonably necessary for the provision of the GPU Services, as may be further described in the Order.
1.17
“Start Date” means, with respect to a Tranche, the date on which that Tranche is Accepted by Anthropic in accordance with Section 3.2.
1.18
“Subcontractor” means a subcontractor, including any Affiliate of Provider, and any individual who provides services to Provider but who is not an employee of Provider under Applicable Law, engaged by Provider in any aspect of the performance under this Agreement.
1.19
“Technology” means inventions, discoveries, creations, works of authorship, know-how, methods, processes, procedures, algorithms, software (in object code and source code format), artificial intelligence and machine learning models and agents, training data and input and output, technical information, instructions, scripts, documents, and other information, data, materials, and technology.
2.
Services; Anthropic Materials
2.1
Services. Provider will perform all Services in accordance with this Agreement, including all Requirements, and in compliance with Applicable Laws and all Anthropic policies that are provided to or otherwise made available to or accessible to Provider that are generally applicable to similarly situated service providers (each an “Anthropic Policy”), provided that (a) no Anthropic Policy, or modification thereto, will be binding on Provider unless Anthropic has given Provider at least thirty (30) days’ prior written notice of such Anthropic Policy or modification; (b) no Anthropic Policy will modify, waive, or supersede, any term of this Agreement; and (c) any Anthropic Policy that Provider is unable to comply with using commercially reasonable efforts will not apply to Provider, and the parties will discuss in good faith how to achieve the intent of such Anthropic Policy.
2.2
Provider Personnel. Provider will ensure that all Services are performed by qualified employees, in a timely, professional and workmanlike manner and in accordance with prevailing industry standards. Provider will notify Anthropic of any Subcontractor engaged by Provider in the performance of Provider’s core responsibilities for deployment, administration, and management of the GPU Services as set forth in Schedule 1 (Responsibility Matrix) attached hereto. If Anthropic reasonably objects, by written notice specifying the grounds for its objection in reasonable detail, to Provider personnel or Subcontractor on the basis that they are failing to perform the Services in accordance with this Agreement, are not adequately qualified, or are otherwise engaging in conduct that materially and adversely affects the Services or Anthropic, or do not meet any material requirements set forth in this Agreement, Anthropic may notify Provider and request that Provider investigate the basis for such objection, and Provider will promptly investigate the basis for Anthropic’s objection. Following such investigation, Provider will determine, in its good faith discretion, whether removal of such personnel or Subcontractor is warranted. If Provider

Anthropic Confidential

so determines, Provider will, using commercially reasonable efforts and subject to personnel availability, remove such personnel or Subcontractor from the performance of the Services and replace them with personnel or a Subcontractor of suitable qualifications within a reasonable transition period. Provider will ensure that all Subcontractors enter into written agreements with Provider that contain terms consistent with those of this Agreement, including with respect to confidentiality and Intellectual Property Rights, compliance with Applicable Laws, access, and audit rights, and which terms (a) apply to Subcontractors under such written agreements to the same extent as such terms apply to Provider under this Agreement, and (b) otherwise enable Provider to comply with this Agreement. Provider will be liable, jointly and severally with the Subcontractor, for all acts or omissions of the Subcontractor, and any act or omission of a Subcontractor that would be a breach of this Agreement if it were an act or omission of Provider will constitute a breach of this Agreement by Provider.
2.3
Resources. Except as may be expressly provided otherwise in the Order, Provider will be responsible for the procurement, deployment, maintenance, and provision of all personnel, facilities, utilities, consumables, software, hardware, services, and other resources and Technology required to perform the Services at Provider’s own expense.
2.4
Use of the Services; [***].
(a)
Provider hereby grants to Anthropic and its Authorized Users the right to access and use the Services for their respective business purposes. Anthropic may permit its Authorized Users to access and use the Services and otherwise exercise Anthropic’s rights under the Agreement, provided such use is for the benefit of Anthropic or other Authorized Users or their respective clients and customers. Anthropic and its Authorized Users will use the Services in compliance with all Applicable Laws Anthropic will be responsible for the acts or omissions of the Authorized User when accessing and using the Services and any act or omission of an Authorized User when accessing and using the Services that would be a breach of this Agreement if it were an act or omission of Anthropic will constitute a breach of this Agreement by Anthropic.
(b)
[***].
(c)
No Authorized User will have any contractual relationship with, or any rights or remedies against, Provider under this Agreement, and no Authorized User is, or shall be deemed to be, a third-party beneficiary of this Agreement.
2.5
Changes to Services. Provider may not update or otherwise make any changes to the Services provided hereunder (“Changes”) that would adversely impact the Services’ compliance with the applicable specifications or other Requirements without Anthropic’s prior written consent (not to be unreasonably withheld). Notwithstanding the foregoing, Provider may, without Anthropic’s prior written consent but upon reasonable prior written notice to Anthropic, substitute individual GPU servers within a cluster with GPU servers of the same or better type, generation and specification as those originally deployed in such cluster at the same data center location; provided that such substitution (i) does not materially degrade the functionality, performance, interoperability, compatibility, capacity, security or availability of the Services; and (ii) results in Services that continue to meet the applicable specifications and other Requirements.
2.6
Anthropic Materials. Anthropic grants Provider no license to any Anthropic Materials, other than a non-exclusive, non-sublicensable, non-transferable, right to use Anthropic Materials solely to provide the Services to Anthropic in accordance with this Agreement and solely at Provider’s sites specified in the Order. Provider will not use or permit any third party to use any Anthropic Materials for its own or any other person’s or entity’s benefit or for any other purpose or at any other location except as permitted by this Agreement or as agreed to in advance in writing by Anthropic. Anthropic retains all right, title, and interest, including all Intellectual Property Rights, in the Anthropic Materials and in any copies and derivatives thereof (including any output or other data generated through Anthropic’s use of the Services). All Anthropic Materials provided by or for Anthropic to, or otherwise accessible by, Provider under this Agreement are provided “AS IS” without any warranty of any kind, and Anthropic and its Affiliates disclaim all warranties, whether express, implied, or statutory, including any implied warranties of merchantability, fitness for a particular purpose, title, and non-infringement, and any warranties based on course of dealing, course of performance, or usage of trade. Nothing in this disclaimer limits or excuses Anthropic’s obligations under this Agreement with respect to the content of any Anthropic Materials, nor does it limit Provider’s right to indemnification or other remedies under this Agreement, including with respect to any claim that the Anthropic Materials infringe or misappropriate any third party’s Intellectual Property Rights.

Anthropic Confidential

2.7
No Data Processing. Unless expressly provided otherwise in an Order or requested by Anthropic in writing, Provider will not and must not access or process any Anthropic Materials or other data residing on the GPU Systems or otherwise processed through the GPU Services. Should Anthropic request that Provider process any Anthropic Materials or other data residing on the GPU Systems or otherwise processed through the GPU Services, the parties will first enter into a mutually agreeable data processing agreement before any such processing is to occur.
2.8
Cordoning Off. Without limiting any of Provider’s obligations or any Requirements under this Agreement, the parties acknowledge and agree that as part of its data center operations management responsibilities, Provider may proactively cordon off hardware used to deliver the GPU Services at its sole discretion without prior approval from or notice to Anthropic (provided that Provider will use commercially reasonable efforts to provide prior notice to Anthropic and, in the event such prior notice is not feasible, will provide prompt notice thereafter). For example, Provider may do so in the event that such hardware (a) is threatening the cluster or health of the applicable hardware or (b) poses an imminent threat of damage to the applicable hardware, data center, or personnel.
3.
Delivery; Acceptance
3.1
Delivery. For each Tranche, Provider will deploy and commission the GPU Systems in that Tranche at the applicable site(s) specified in the Order and make available all GPU Services for that Tranche (“Delivery,” and “Delivered” and other forms will be interpreted accordingly) by the applicable expected delivery date specified in the Order (“Expected Delivery Date”).
3.2
Acceptance. Anthropic will have [***] following Delivery of a Tranche (“Acceptance Period”) to access, evaluate, and test the Delivered Tranche for compliance with the acceptance criteria set forth in Schedule 2 (Acceptance Criteria) attached to the Order (“Acceptance Criteria”). If the Tranche does not meet the Acceptance Criteria, Anthropic will notify Provider in writing within the Acceptance Period, specifying the deficiencies in reasonable detail and providing documentary evidence supporting such determination. Provider will promptly make all corrections and re-Deliver the Tranche for Anthropic’s renewed testing. The foregoing process will continue until Anthropic accepts the Tranche in writing (“Acceptance,” and “Accepted” and other forms will be interpreted accordingly) or terminates the Tranche in accordance with the Agreement. If Anthropic has not delivered written Acceptance or written notice of non-acceptance (with reasonably detailed grounds) within the Acceptance Period, Anthropic shall be deemed to have accepted such Tranche. For clarity, no payment obligation will begin, unless and until the entirety of such Tranche has been Accepted by Anthropic and is fully accessible and available for use by Anthropic in accordance with the Acceptance Criteria.
4.
Fees and Payment Terms
4.1
Fees; Payment Terms. Anthropic will pay the hourly GPU fees and other amounts, if any, set forth in the Order in accordance with this Agreement (“Fees”). If no payment terms are provided in the Order, Anthropic will pay the applicable Fees [***] within [***] from receipt of the invoice therefor. Any undisputed amounts not paid by the invoice due date will accrue interest at the rate of [***] percent ([***]%) per month (or the maximum rate permitted by applicable law, if lower) from the invoice due date until paid in full. Anthropic must provide written notice of any good-faith dispute within [***] after receipt of the invoice, with reasonable supporting detail, and will pay all undisputed amounts by the applicable due date. Anthropic may not withhold payment of amounts due hereunder. If any undisputed amount remains unpaid for more than [***] after Provider’s written notice of non-payment, Provider may suspend access to the portion of the GPU Services to which the unpaid amounts relate upon [***] additional written notice, and Provider will promptly restore such access upon Anthropic’s payment of the applicable undisputed amounts. All payments are non-refundable except as expressly provided herein. All payments under the Agreement will be made in U.S. dollars unless the Order expressly indicates another currency. Payments may be made electronically.
4.2
Expenses. Anthropic will not be responsible for any expenses incurred by Provider unless reimbursement for such expenses is specifically designated in the Order and then only to the extent such expenses have been approved in advance in writing by Anthropic.
4.3
Application of Discounts. Any discounts owed under Section 6 of the Order will be automatically applied to the period for which such discounts are accrued and reflected as a credit in such invoice. Any discounts not so applied will be paid by Provider to Anthropic within [***] from the Last Tranche Date (as defined in the Order) or upon termination of the Agreement or the applicable Order, if earlier.

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4.4
Application of Service Credits. Unless set forth otherwise in the Service Level Agreement, all credits under the Service Level Agreement will be applied in the billing period following the billing period in which such credits accrued. Any Service Credits that are not so applied will be paid by Provider to Anthropic within [***] from Anthropic’s request or upon termination of the Agreement or the applicable Order, if earlier). Service Credits, as applicable, are Anthropic’s sole and exclusive monetary remedy, and in lieu of any additional monetary damages, arising out of Provider’s failure to meet the service levels set forth in the Service Level Agreement; provided that nothing in this Section limits Anthropic’s rights or remedies under Section 3 of Exhibit C (Service Credits), Section 5.2 (GPU Services Suspension), Section 5.3 (Termination for Cause), Section 9 (Indemnification), Section 12.7 (Force Majeure) or with respect to Provider’s gross negligence, willful misconduct, or intentional or deliberate breach.
4.5
Taxes.
(a)
Each party will be responsible for payment of all taxes that it is obligated to pay pursuant to Applicable Laws. Neither party is nor will be responsible for any such taxes of the other party. All Fees and other amounts payable under this Agreement are exclusive of applicable goods and services, value-added, sales and use, and similar transaction taxes (collectively, “Transaction Taxes”). Anthropic will be responsible only for properly invoiced and applicable Transaction Taxes that Provider is required by Applicable Law to collect from Anthropic. Except for Transaction Taxes the Fees are inclusive of all other taxes that may be imposed on Provider in connection with this Agreement. [***]. If Provider has the legal obligation to collect Transaction Taxes from Anthropic, Provider will include such amounts as a separate line item for each jurisdiction whose Transaction Taxes are being collected on the invoice it submits to Anthropic, and Anthropic will pay such amounts together with the invoiced Fees due, unless Anthropic provides Provider with a valid tax exemption certificate authorized by the appropriate taxing authority.
(b)
If Anthropic is required by Applicable Law to withhold any income or other taxes, customs duties, or similar charges or fees (“Withholding Taxes”) from any payment due to Provider under this Agreement, then the amount so withheld will be treated for all purposes of this Agreement as having been paid to Provider. For the avoidance of doubt, Anthropic will not be required to pay any additional or grossed-up amount to Provider on account of such withholding, unless Withholding Tax requirements are solely the result of Anthropic assigning this Agreement to a non-U.S. Affiliate of Anthropic (except where Provider fails to timely deliver Tax Documentation that would support an exemption from, or reduced rate of, such Withholding Taxes) in which case the amounts payable to Provider will be increased as necessary so that, after all required Withholding Taxes have been withheld and remitted, Provider receives an amount equal to the amount Provider would have received had no such Withholding Taxes applied (such increase, a “Gross Up Payment”). In such a case, Anthropic will pay the Gross Up Payment concurrently with the payment from which the Withholding Taxes are withheld. Anthropic will remit any required Withholding Taxes to the applicable governmental authority within the time required by applicable law, and will deliver to Provider a tax withholding certificate to the extent such certificates are customarily provided or other documentation evidencing such payment. The parties will cooperate in good faith to reduce or eliminate any such Withholding Tax to the extent permitted under Applicable Law (including any applicable tax treaty). Provider will deliver any Tax Documentation to Anthropic on a timely basis, reasonably in advance of any payments to be made by Anthropic hereunder. Anthropic’s application of any exemption from, or reduced rate of, Withholding Taxes will be conditioned on Provider’s timely delivery of any Tax Documentation establishing Provider’s entitlement to such exemption or reduced rate. If Provider fails to timely deliver such Tax Documentation, or if any such Tax Documentation is inaccurate, incomplete, or expired, Anthropic may withhold Withholding Taxes at the applicable statutory rate.
(c)
“Tax Documentation” means and includes any form, certificate, documentation or evidence, including IRS Forms W-9, W-8BEN-E, W-8IMY or other applicable W-8 series forms, tax registration certificates, tax treaty certificates, exemption certificates, residency certificates, and any non-U.S. withholding tax documentation, certification, or registration required under applicable non-U.S. law, if applicable, and similar documentation.

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(d)
The parties will reasonably cooperate with each other to resolve any tax matter arising under or related to this Agreement, including (i) completing and filing any return, report, election or other form required by any taxing authority in any jurisdiction; (ii) defending any tax audit, inquiry, or proceeding regarding a tax issue arising under or related to this Agreement; and (iii) taking any action or making any election available under Applicable Law to lawfully minimize, reduce, or eliminate taxes imposed on either party with respect to this Agreement.
(e)
The parties acknowledge and agree that, for all U.S. income tax purposes, Provider shall be treated as the owner of the GPU Systems and other equipment comprising the Services. Neither party will take any position inconsistent with such treatment on any U.S. income tax return, in connection with any tax audit, examination, or proceeding, or otherwise, except to the extent otherwise required by a final, non-appealable determination of a court or taxing authority of competent jurisdiction.
5.
Term; Suspension; Termination
5.1
Term. This Agreement will commence on the Effective Date set forth in the Order and, unless terminated earlier pursuant to this Agreement, will continue for the term set forth in the Order.
5.2
GPU Services Suspension. Upon written notice to Anthropic, Provider may temporarily suspend Anthropic’s access to and use of the GPU Services to the extent necessary: (a) where Anthropic or its Authorized Users are utilizing the GPU Services in any improper manner that causes the material degradation of the security, functionality, or availability of the GPU Services; (b) for scheduled or emergency maintenance necessary to ensure the security, functionality or availability of the GPU Services, provided that Provider will give at least [***] notice for scheduled maintenance; (c) where either a Governmental Authority of competent jurisdiction or an Applicable Law issued after the Effective Date requires Provider to cease or suspend performance of such GPU Services; or (d) in accordance with Section 4.1. If the parties disagree with respect to the occurrence of any of the foregoing, they will cooperate in good faith (in consultation with legal advisors) to resolve the issue. Provider will only limit Anthropic’s right to access to or use of the portions of the GPU Services to the extent needed to address the issue giving rise to the suspension, and will restore Anthropic’s access to and use of the affected GPU Services promptly after the issue has been resolved. During any suspension period, Provider will make commercially reasonable efforts to allow Anthropic to access and retrieve any or all Anthropic Materials at any time. For any suspension other than pursuant to Section 5.2(a), Anthropic will be excused from any payment obligations with respect to the suspended Services for the duration of the suspension.
5.3
Termination For Cause. Subject to any applicable Direct Agreement entered into pursuant to Section 12.18, if applicable, either party may terminate this Agreement (including, for clarity, the Order) for cause by written notice to the other party if (a) such other party is in material breach of this Agreement and the material breach remains uncured for a period of [***] from receipt of notice by the non-breaching party; or (b) such other party ([***]) becomes the subject of an Insolvency Event; (c) in the case of Provider, Provider ceases to be a Controlled Affiliate of Parent; or (d) in the event the other party (or, in the case of Provider, Parent) undergoes a Change of Control where the acquiring person or entity is a Disqualified Person. A “Disqualified Person” is any person or entity that (a) is a Restricted Party or otherwise prohibited by Applicable Laws from performing or receiving payments or benefits under this Agreement, [***]. [***]. If Provider terminates this Agreement for cause pursuant to this Section 5.3, then Anthropic shall pay Provider for all Services performed and Fees accrued but unpaid as of the effective date of termination, which amounts shall become immediately due and payable. For the avoidance of doubt, any termination by a party pursuant to this Section 5.3 shall not waive, limit, or otherwise affect any claim, right, or remedy such party may otherwise have as a result of the other party’s breach, whether arising under this Agreement, at law, or in equity, and each party expressly reserves all of its claims, rights, and remedies.
5.4
Return of Anthropic Materials. Upon the expiration or termination of this Agreement or at any time upon Anthropic’s request: (a) Provider will promptly return or otherwise provide to Anthropic (or allow Anthropic to retrieve) all Anthropic Materials (and destroy, consistent with customary industry practice for data destruction, any residual copies thereof upon Anthropic’s written request); (b) return or allow Anthropic to retrieve any hardware, equipment, devices, and any other Anthropic property in Provider’s possession or provided to Provider by or for Anthropic under this Agreement; and (c) otherwise comply with Section 6 with respect to Confidential Information of Anthropic.

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5.5
Transition Services. Upon Anthropic’s written request (specifying the requested duration) at least [***] before the expiration or termination date of this Agreement, Provider will continue to provide the Services then in effect for the duration requested, not to exceed [***] following such expiration or termination (or such longer period as the parties may mutually agree in writing) (the “Transition Period”), and the terms and conditions of this Agreement will continue to apply during the Transition Period. During the Transition Period, (a) Anthropic will pay the Fees for Services actually provided at the rates in effect immediately prior to expiration or termination and (b) Provider will not suspend or degrade the Services on account of the impending expiration or termination.
5.6
Survival. The following Sections will survive any expiration or termination of this Agreement: Sections 1, 4.3, 4.4, 4.5, 5.4, 5.5, 5.6, 6, 7 (as provided therein), 8.5, 9, 10, and 12 of the Terms of Service.
6.
Confidentiality
6.1
Confidential Information. A party and its Affiliates (“Discloser”) may disclose or provide Confidential Information to the other party (“Recipient”) in connection with this Agreement. “Confidential Information” of a Discloser means all information, data, and materials provided by Discloser to Recipient or that is otherwise accessible to Recipient in connection with this Agreement and that is either: (a) designated as confidential by Discloser at the time of disclosure; or (b) should reasonably be considered confidential, given the nature of the information or the circumstances surrounding its disclosure.
6.2
Restrictions. Recipient will (a) use the Confidential Information of Discloser only to perform its obligations and exercise its rights under this Agreement, and (b) not disclose the Confidential Information of Discloser to any third party except to third parties that have a need to know the Confidential Information to perform Recipient’s obligations or exercise its rights under this Agreement, provided that, in the case of Provider, Confidential Information of Anthropic (including its Affiliates) may not be provided to any third parties (including Provider’s Affiliates) unless they are permitted Subcontractors that (i) have a need to know the Confidential Information to perform Provider’s obligations under this Agreement and are performing obligations of Provider under this Agreement, (ii) have been expressly approved in advance in writing by Anthropic to receive Anthropic’s Confidential Information (and only to the extent of such approval), and (iii) have executed a written agreement with Provider expressly agreeing to abide by restrictions on the use and disclosure of Anthropic’s Confidential Information, and be subject to and comply with related obligations and requirements, that are at least as protective of Anthropic’s rights and interests as those set forth in this Agreement. Upon any expiration or termination of this Agreement or upon the request of Discloser, Recipient will return or destroy, at Discloser’s option, all Confidential Information of Discloser and any copies, extracts, and derivatives thereof in its possession or under its control, except to the extent that Recipient requires such Confidential Information to exercise any surviving rights under this Agreement.
6.3
Exceptions. The restrictions on use and disclosure in Section 6.2 will not apply to information that (a) is or becomes generally available to the public without Recipient’s breach of this Agreement, (b) was known to Recipient at the time of its receipt from Discloser without an obligation of confidentiality with respect to such information owed to Discloser, (c) was rightfully disclosed to Recipient by a third party without an obligation of confidentiality with respect to such information owed to Discloser, or (d) was independently developed by Recipient.
6.4
Compelled Disclosure. Recipient may disclose Confidential Information of Discloser to the extent required to comply with Applicable Law, including binding orders of a Governmental Authority that has jurisdiction over it, provided that Recipient (a) gives Discloser reasonable notice (to the extent permitted by Applicable Law) to allow Discloser to seek a protective order or other appropriate remedy, (b) discloses only such information as is required by the Governmental Authority, and (c) uses reasonable efforts to obtain confidential treatment for any Confidential Information so disclosed.
6.5
Agreement-Related Information.
(a)
The existence and terms of this Agreement, and the fact that the parties are engaged in discussions with respect thereto (“Agreement-Related Information”), constitute Confidential Information of the parties. Neither party may disclose (and may not permit an Affiliate or other party to disclose) Agreement-Related Information to any third party without the other party’s prior written consent, except (a) in accordance with Section 6.4 and Section 6.5(b) and (b) to its existing or prospective investors, lenders, and other financing sources, and to its

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accountants, attorneys, and other professional advisors, in each case on a need-to-know basis and subject to confidentiality obligations at least as protective as those contained herein.
(b)
Notwithstanding anything to the contrary, Provider may not (and may not permit an Affiliate or other party to) file a copy of this Agreement or make any disclosure or public statement regarding the existence, parties, subject matter or terms of this Agreement in connection with any proposed disclosure or submission to, or filing with, the United States Securities and Exchange Commission or any other governmental or regulatory authority having similar oversight (each, a “Securities Regulator”), including in connection with a registration statement on Form S-1 or other public offering or listing of Provider’s or its Affiliates’ securities, without Anthropic’s prior written approval; provided, however, that if Provider or any Affiliate is required by a Securities Regulator to (1) file a copy of this Agreement (in redacted or unredacted form) or (2) make any disclosure or public statement regarding the terms of this Agreement (each, a “Regulator Request”), then, unless prohibited by Applicable Law or the Securities Regulator, Provider will:
(i)
provide Anthropic with a copy of such Regulator Request or, if no written request was made or such request was made orally, a summary of the Regulator Request promptly, and in any event within two business days following receipt;
(ii)
provide Anthropic with not less than five (5) business days following Anthropic’s receipt of the Regulator Request described in clause (i) (or such shorter period as may be necessary to comply with any deadline imposed by the Securities Regulator, provided that Anthropic is promptly notified of such shorter period) to comment on or propose changes to your proposed response to the Securities Regulator, which Provider will consider in good faith;
(iii)
cooperate with Anthropic and use good faith efforts to persuade the Securities Regulator that Provider is not required to file or disclose any terms of this Agreement in accordance with the applicable rules and regulations; and
(iv)
if, notwithstanding clause (iii), after consultation with legal counsel, Provider is required to comply with a Regulator Request, (1) cooperate with Anthropic and use good faith efforts to obtain confidential treatment of, or otherwise limit the disclosure of, the terms of this Agreement to only the information that is strictly required to be disclosed under Applicable Law, (2) promptly provide Anthropic with Provider’s proposed redactions to this Agreement and draft disclosures about the terms of this Agreement, as applicable, and (3) provide Anthropic with not less than five (5) business days following Anthropic’s receipt of such proposed redactions and draft disclosures, as applicable (or such shorter period as may be necessary to comply with any deadline imposed by the Securities Regulator, provided that Anthropic is promptly notified of such shorter period), to comment on or propose changes thereto, which Provider will consider in good faith and incorporate to the maximum extent permitted by Applicable Law.
(c)
All provisions of this Section will survive the expiration or termination of this Agreement, including with respect to any Regulator Request made or arising after such expiration or termination.
6.6
Preliminary Relief. Each party acknowledges and agrees that any actual or threatened unauthorized use or disclosure of Discloser’s Confidential Information or any other failure to comply with the obligations or the requirements under this Agreement with respect thereto would cause the other party immediate and irreparable harm for which money damages would be an inadequate remedy. Accordingly, Discloser will be entitled, in addition to any other rights and remedies it may have, to immediate provisional, injunctive, or other emergency, interim, or equitable relief (including specific performance) without the necessity of posting bond or other security or proving actual damages.
6.7
Information Security. Provider will implement and maintain industry-standard administrative, physical, and technical safeguards that are designed to prevent unauthorized access, use, storage, processing or disclosure of Anthropic’s Confidential Information. Provider will also comply with the additional confidentiality and security requirements and procedures set forth in Exhibit B (Security Requirements) attached hereto.
6.8
Publicity. Neither party will make or issue any press release, public announcement, public statement, or public disclosure about this Agreement or the other party (or its Affiliates), or use in advertising, publicity or other public materials the other party’s (or its Affiliates’) name, trademarks, products or services, or identify or reference the other party (or its Affiliates) as a customer or provider of the other party, in each case, without the other party’s prior written consent.

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6.9
Relationship to Other Agreements. Anthropic (or one or more of its Affiliates) and Provider are parties to that certain Non-Disclosure Agreement dated [***], by and among them (the “NDA”). This Section 6 will govern all information exchanged or made accessible in connection with this Agreement or the Services, regardless of when disclosed and the NDA will govern all other information exchanged between the parties. In the event of any conflict between this Section 6 and the NDA, this Section 6 will govern. Except as set forth in this Section 6.9, this Agreement does not limit or otherwise affect the validity, enforceability, or applicability of the NDA.
7.
Records and Audits; Compliance
7.1
Books and Records. Provider will maintain accurate books and records in sufficient detail to permit a determination of the accuracy of any invoice, report, and other information to be provided to Anthropic under this Agreement, the Fees (including any discounts, service level credits, and underlying information) and other amounts owed to Anthropic hereunder, and Provider’s compliance with the terms and conditions hereof. Such books and records will be kept during the term of the Agreement and for a period of at least six (6) years from any expiration or termination of the Agreement (or such longer period as may be required under Applicable Laws).
7.2
Audits. Anthropic will have the right, upon fourteen (14) days prior notice, and no more than once per calendar year (unless the most recent audit revealed a material discrepancy), to conduct, during normal business hours, an audit and inspection of (a) Provider’s books and records to the extent relating to this Agreement solely to verify accuracy of Fees billed and credits issued by Provider under this Agreement, and (b) the facilities, servers, equipment, and systems located at the Site and used in the provision of GPU Services to Anthropic under this Agreement solely to verify Provider’s compliance with the Requirements under this Agreement applicable to the GPU Services provided to Anthropic hereunder. For the avoidance of doubt, the audit rights under this Section will not extend to (x) any of Provider’s group-wide, enterprise-wide or other customer-facing facilities, servers, equipment, systems books or records not related to Provider’s performance under this Agreement, or (y) any information that is not related to this Agreement or the Site. The parties will use commercially reasonable efforts to conduct any audit remotely and to avoid unnecessary disruption to Provider’s operations. Any on-site audit access to Provider’s books and records, and such facilities, servers, equipment, and systems, will be subject to Provider’s reasonable security and access policies, will be conducted by a reputable independent auditor reasonably acceptable to Provider, and will be limited to areas and information reasonably necessary to complete the audit. Anthropic’s auditor shall execute a confidentiality agreement with Provider on terms no less protective than the terms of the NDA prior to commencing any audit. Each such audit will be at Anthropic’s expense unless the audit reveals any overpayment or other breach by Provider. If an audit reveals any overpayment of Fees, Provider will pay the overpayment amount to Anthropic or apply it as a credit to the next invoice hereunder, at Anthropic’s option.
8.
Warranties and Disclaimer
8.1
By Both Parties. Each party represents and warrants that (a) it has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations under this Agreement, on its own behalf and, where applicable, on behalf of its Affiliates; and (b) its execution, delivery, and performance of this Agreement do not and will not conflict with, violate, or result in any breach of any agreement or obligation by which it is bound.
8.2
By Provider. Provider represents, warrants, and covenants that:
(a)
Provider has obtained and will maintain all rights, approvals and consents necessary to perform its obligations and grant all rights granted to Anthropic under this Agreement [***].
(b)
At all times during negotiation, execution, and performance of this Agreement, Provider will hold a valid business license in the country in which it has its principal place of business and will be duly qualified and licensed (if a license is necessary) to conduct the necessary activities in all countries where it performs Services.
(c)
The Services, as provided or delivered to Anthropic, will meet all specifications, standards (including with respect to quality and performance), Acceptance Criteria, and other Requirements, each to the extent provided in this Agreement (including the Order) and the Documentation (subject to Section 4.4).
(d)
[***], the Services and Anthropic’s (including its Authorized Users’) access and use thereof as contemplated in this Agreement (but excluding any Anthropic Materials) will not infringe, violate, or misappropriate the Intellectual Property Rights of any third party or be subject to any restrictions due to liens,

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security interests, or other encumbrances (and Provider will notify Anthropic in writing promptly if Provider becomes aware of any actual claims that could affect Provider’s ability to fully perform or grant the rights granted to Anthropic under this Agreement).
(e)
Provider and its Affiliates will not knowingly install or introduce any Harmful Code on any systems, networks, databases, servers, and other information technology systems owned, controlled, or operated by or for Anthropic.
(f)
Provider is a Controlled (wholly owned) Affiliate of Parent.
8.3
Pass-Through Benefits. Without limiting Provider’s representations, warranties, covenants, and other obligations under this Agreement, Provider will, to the extent permitted under the applicable third-party agreement, provide Anthropic with the full benefit of any warranties and other rights granted to Provider by Subcontractors and other third parties (including OEM, hardware, and software vendors) in connection with the Services. Provider makes no independent warranty with respect to any third-party products or components beyond the pass-through described in this Section 8.3, and Provider will not be liable for any third party’s failure to honor or perform under its warranty; provided that nothing in the foregoing limits Provider’s obligations and warranties as set forth in this Agreement.
8.4
Warranty Remedy. Notwithstanding anything to the contrary in this Agreement, in the event of a breach or alleged breach of any of the warranties in Section 8.2 by Provider, in addition to any other rights or remedies Anthropic may have, Provider will maintain, repair, or replace any elements of the applicable Services to ensure ongoing availability of the Services in compliance with all applicable specifications, standards (including with respect to quality and performance), and other Requirements in this Agreement (including the Order) and the Documentation, as well as the Service Level Agreement.
8.5
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY OTHER WARRANTIES, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY WARRANTIES BASED ON COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE OF TRADE.
9.
Indemnification; Insurance
9.1
Indemnity by Provider. Provider will indemnify, defend, and hold harmless Anthropic, its Affiliates and their respective officers, directors, and employees, from and against any liabilities, damages, losses, costs and expenses (including costs of defense, settlement amounts, and reasonable attorneys’, consultants’ and experts’ fees) that arise out of or result from any Claim that: (a) the Services infringe, violate, or misappropriate the Intellectual Property Rights of any third party; (b) Provider breached its warranties [***]; (c) Provider or any Provider Party, in connection with providing the Services, failed to comply with any Applicable Laws, including in breach of Section 11; or (d) arises out of or relates to the gross negligence, willful misconduct, or fraud of Provider or any Provider Party.
9.2
Indemnity by Anthropic. Anthropic will indemnify, defend and hold harmless Provider, its Affiliates and their respective officers, directors and employees, from and against any liabilities, damages, losses, costs and expenses (including costs of defense, settlement amounts, and reasonable attorneys’, consultants’ and experts’ fees) that arise out of or result from any Claim that: (a) the Anthropic Materials infringe, violate or misappropriate the Intellectual Property Rights of any third party; (b) Anthropic or its Authorized Users used the Services in violation of Applicable Law, including in breach of Section 11; (c) Anthropic breached its warranties under Section 8.1; or (d) arises out of or relates to the gross negligence, willful misconduct, or fraud of Anthropic, its Affiliates, or any Authorized User.

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9.3
Exclusions. Notwithstanding the foregoing, neither party shall have any obligation under this Section 9 with respect to any Claim to the extent arising out of (i) any matters for which the other party is obligated to indemnify such party hereunder, or (ii) the gross negligence, willful misconduct, or breach of this Agreement by the other party.
9.4
Indemnification Procedures. The indemnifying party will notify the indemnified party of any Claim for which indemnity is being sought and will reasonably cooperate with the indemnifying party in the defense and/or settlement thereof. The indemnifying party will have the sole right to conduct the defense of any Claim for which indemnifying party is responsible hereunder (provided that indemnifying party may not settle any Claim without the indemnified party’s prior written approval unless the settlement is for a monetary amount to be paid by the indemnifying party, unconditionally releases the indemnified party from all liability without prejudice, does not require any admission by the indemnified party, and does not place restrictions upon the indemnified party’s business, products or services). The indemnified party may participate in the defense or settlement of any such Claim at its own expense and with counsel of its own choice or, if the indemnifying party fails to diligently fulfill its obligation of defense, the indemnified party may defend itself and seek reimbursement from the Indemnifying Party.
9.5
Mitigation. If the Services become the subject of a Claim for which Provider is required to indemnify Anthropic under Section 9.1(a), Provider will, at Anthropic’s option and at Provider’s expense, either (a) procure for Anthropic the right to continue using the affected Services as contemplated by this Agreement, or (b) make Changes so that the affected Services become non-infringing, provided that any such Changes comply with the requirements set forth in Section 2.5. If Provider does not perform any of the foregoing within [***] after Provider becomes aware of the Claim (or such longer period as is commercially reasonable if Provider is using diligent efforts and Anthropic continues to receive materially equivalent use of the affected Services), Anthropic may terminate the affected Tranche(s) [***]. This Section 9.5 does not limit Provider’s obligations under Section 9.1 nor any other rights or remedies Anthropic may have.
9.6
Insurance. Provider will have, and will cause any Subcontractors to have, insurance policies with reputable insurers to provide coverage and amounts that are customary for providers of services similar to the Services, including (a) commercial general liability insurance, (b) professional liability/errors & omissions insurances, (c) cyber liability and data breach insurance, and (d) workers’ compensation insurance as required by applicable law. Provider (and, as applicable, each of its Subcontractors) is responsible for all premiums, deductibles and retentions for such insurance.
10.
Limitation of Liability. EXCEPT FOR [***]: (I) NEITHER PARTY WILL BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; (II) WITHOUT LIMITING ANTHROPIC’S PAYMENT OBLIGATIONS HEREUNDER, EACH PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT ARISING FROM ANY AND ALL CLAIMS EXCEPT THOSE IDENTIFIED IN SUBSECTION III BELOW WILL BE LIMITED TO [***]; AND (III) NOTWITHSTANDING SUBSECTION (II) ABOVE (AND PROVIDED NONE OF THE EXCEPTIONS LISTED IN (A)-(D) ABOVE APPLY), EACH PARTY’S TOTAL LIABILITY UNDER THIS AGREEMENT, ARISING FROM [***] WILL NOT BE LIMITED BY ANY MONETARY CAP.
11.
Compliance With Laws.
11.1
General. Each party will comply with all Applicable Laws with respect to its performance of and activities pursuant to this Agreement.
11.2
Anti-Corruption Compliance. Without limiting the generality of the foregoing, each party represents, warrants, and covenants that it has complied and will continue to comply with all applicable anti-bribery and anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, and any other similar laws and regulations.

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11.3
Trade Controls.
(a)
Each party agrees to comply with all applicable export control, import, antiboycott, and economic sanctions laws and regulations of the United States and other applicable jurisdictions, including but not limited to the U.S. Export Administration Regulations, the sanctions programs administered by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”), and the import and customs laws and implementing regulations administered by the U.S. Department of Homeland Security, Customs and Border Protection (collectively, “Trade Controls”). Provider is responsible for obtaining any authorizations required under Trade Controls for performance of its rights or obligations under this Agreement. The parties shall cooperate and coordinate with each other as necessary for the parties to obtain any authorizations required under applicable Trade Controls.
(b)
Each party affirms that it is not (i) designated on, or owned or controlled by parties designated on, and will not involve in this Agreement parties designated on, the Bureau of Industry and Security (BIS) Entity List, BIS Denied Persons List, BIS Unverified List, BIS Military End User List, Department of Defense 1260H List, forced labor lists maintained by the U.S. Department of Homeland Security, sanctions lists maintained by OFAC including the Specially Designated Nationals and Blocked Persons List, or similar restricted party lists (collectively, “Restricted Parties”); or (ii) located, resident, or organized in a country targeted by comprehensive OFAC sanctions (currently, Cuba, Iran, North Korea, and the embargoed regions of Ukraine).
(c)
Each party will immediately notify the other party if it becomes a Restricted Party or if there is a change in Trade Controls that makes performance of this Agreement impermissible or practically infeasible. If a party determines that the other party has breached its obligations under this Section 11.3 or becomes a Restricted Party, the non-breaching party may suspend or terminate this Agreement if continued performance could result in it being in violation of, or subject to negative consequences under, Trade Controls. For the avoidance of doubt, a breach of any of the representations in this Section by a party will constitute a material breach of this Agreement.
12.
Miscellaneous Provisions
12.1
Anthropic Use Obligations. Anthropic will, and will ensure that its Authorized Users, (a) comply with all Applicable Laws in connection with its use of the GPU Services including but not limited to all applicable laws and regulations relating to data protection and privacy; (b) not use the GPU Services for any purpose that is unlawful, or fraudulent; (c) not attempt to gain unauthorized access to Provider’s systems, networks, or other customers’ environments; (d) not use the GPU Services in an unauthorized manner that materially disrupts or degrades the GPU Services or Provider’s infrastructure; and (e) be responsible for the security of its credentials, access controls, and all activity occurring under its account, except to the extent arising from Provider’s breach of this Agreement or Provider’s acts or omissions.
12.2
Provider Intellectual Property. Provider retains all of its right, title, and interest in and to: (a) the GPU Services, Provider’s infrastructure, hardware, software, tools, methods, and processes used to provide the GPU Services; (b) all improvements, enhancements, or modifications to the foregoing that are developed independently by Provider without use of Anthropic’s Confidential Information or Intellectual Property Rights; and (c) all Intellectual Property Rights in and to the foregoing. Nothing in this Agreement transfers or grants Anthropic any ownership interest in any of the foregoing. Anthropic’s rights to use the GPU Services are limited to the rights expressly granted in Section 2.4 during the applicable Tranche Term.
12.3
Notices. All notices required hereunder will be in writing and will be addressed to the parties at their addresses set forth on the Signature Page or to such other address(es) as may be furnished by written notice in the manner set forth herein. Notices will be deemed to have been served when delivered or, if delivery is not performed as a result of the addressee’s fault, when tendered.
12.4
Entire Agreement. This Agreement (including the Order) constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous correspondence, negotiations, agreements and understandings among the parties, both oral and written, regarding such subject matter (except for [***] and the Other Agreements). No amendment to or modification of this Agreement will be binding on a party unless such amendment or modification is agreed to in writing and signed by a duly authorized representative of such party.

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12.5
Assignment; Guaranty.
(a)
Except as expressly permitted herein, neither party may assign, delegate, or otherwise transfer this Agreement or any of its rights or obligations hereunder, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without the prior written consent of the other party.
(b)
Anthropic may, upon prior written notice to Provider, assign and delegate this Agreement or any of its rights or obligations hereunder to an Affiliate or any third party (including in connection with any merger, acquisition, consolidation, reorganization, sale of assets, or similar transaction) as long as (i) such assignee agrees to perform the assigned obligations hereunder, (ii) either (1) such assignee has a credit rating at least equal to Anthropic’s credit rating at the time of the assignment and is sufficiently capitalized (after giving effect to the Services being transferred) as measured by tangible net worth or other generally accepted indicators, or (2) Anthropic remains secondarily liable for the assignee’s performance of the assigned obligations hereunder, (iii) the assignee is not a Restricted Party (as defined in Section 11.3(b)) or otherwise prohibited by Applicable Laws from receiving the Services hereunder, and (iv) the assignee is not a direct competitor of Provider.
(c)
Provider may, upon prior written notice to Anthropic, (i) assign and delegate this Agreement together with all of its rights and obligations hereunder to (X) an Affiliate or (Y) a third party that acquires Parent or substantially all of Parent’s assets (including all Other Providers and Other Agreements), including through a merger, acquisition, consolidation, reorganization, sale of assets, or similar transaction; provided that (1) any such Affiliate is Controlled by Parent, (2) such assignee agrees to assume this Agreement and to perform all of Provider’s obligations hereunder, (3) such assignee provides adequate assurances of its ability and intent to perform all of Provider’s obligations hereunder, (4) Provider will remain responsible for, and is not released from, the performance of this Agreement and its obligations and liabilities hereunder, (5) [***], (6) such assignment will not interfere with or disturb Anthropic’s rights and other interests and benefits pursuant to this Agreement, (7) the assignee is not a Restricted Party (as defined in Section 11.3(b)) or otherwise prohibited by Applicable Laws from providing the Services hereunder, and (7) the assignee is not and will not be a competitor of Anthropic, or (ii) pledge, collaterally assign, or grant a security interest in this Agreement and the receivables and other payments due hereunder and the proceeds thereof to a third party as collateral security in connection with any loan, equipment financing or other debt financing obtained by Provider or any Affiliate of Provider for the equipment and other resources required to perform the Services hereunder (such assignee, a “Collateral Assignee”), provided that, in the event of any such pledge, collateral assignment or grant of a security interest in this Agreement: (1) Provider will give Anthropic any updated payee information for any payments due under this Agreement to be made directly to the Collateral Assignee (to be provided at least [***] in advance of the payment due date), (2) Provider will remain responsible for, and is not released from, the performance of this Agreement and its obligations and liabilities hereunder, (3) such assignment will not interfere with or disturb Anthropic’s rights and other interests and benefits pursuant to this Agreement, (4) the Collateral Assignee is and will not be a Restricted Party (as defined in Section 11.3(b)) or otherwise prohibited by Applicable Laws from receiving payments or other benefits hereunder, and (5) the Collateral Assignee is and will not be a competitor of Anthropic. Notwithstanding any of the foregoing, Anthropic’s payment to either Provider or the Collateral Assignee will constitute full performance and satisfaction as to both Provider and any such Collateral Assignee of Anthropic’s corresponding payment obligation hereunder.
(d)
Subject to the limitation on assignment herein, this Agreement will be binding upon, enforceable by, and inure to the benefit of the parties and each of their successors and permitted assigns. Any purported or attempted assignment, delegation, or other transfer of this Agreement or any rights or obligations under this Agreement in contravention of the limitations on assignment herein will be null and void.
12.6
Relationship of the Parties. This Agreement will not be construed as creating an agency, partnership, joint venture, or any other form of legal association between the parties other than as expressly set forth herein. No party will have any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.
12.7
Force Majeure. Either party’s performance of any part of this Agreement (excluding Anthropic’s payment obligations hereunder) will be excused to the extent that it is unable to perform due to natural disasters, earthquake, fire, terrorism, governmental or regulatory actions not due to Provider’s failure to comply, epidemics/pandemics, embargo, riots, war, acts of God, or similar cause of the same type and nature as the

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foregoing which is beyond the control of such party (the “Affected Party”), and provided that such cause is not attributable to the Affected Party and could not have been avoided or mitigated by the Affected Party through industry standard disaster recovery, backup, and redundancy policies and procedures to the extent that they are appropriate to the Services (a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the Affected Party will promptly notify the other party of the Force Majeure Event, including an estimate of its expected duration and probable impact on the performance of the Affected Party’s obligations under this Agreement. In addition, the Affected Party will (a) exercise commercially reasonable efforts to mitigate the impact of the Force Majeure Event on the other party and to overcome the Force Majeure Event and (b) continue to perform its obligations under this Agreement to the extent it is able. If any failure or delay of the Affected Party caused by a Force Majeure Event continues for [***] or longer and materially prevents performance of the affected Services, then the other party may terminate the affected Services (including with respect to the entire Tranche, if that Tranche is materially affected) without cost or liability upon notice to the Affected Party [***]. To the extent the Affected Party does not perform its obligations in accordance with this Agreement pursuant to a Force Majeure Event, the other party is also excused from the performance of its corresponding payment and other obligations pertaining to the affected Services. If Anthropic’s payment obligations are suspended pursuant to the foregoing sentence with respect to a Tranche, and the Services are subsequently resumed and performed through the end of the original Tranche Term for that Tranche, then the Tranche Term of the affected Tranche shall be extended by a period equal to the duration of such payment suspension but in no event by more than [***].
12.8
Dispute Escalation. Provider and Anthropic will escalate and attempt to resolve any dispute, claim, or controversy about this Agreement, including the performance, breach, termination, enforcement, interpretation, or validity of this Agreement (“Dispute”) by requesting that senior management-level representatives of the parties meet to discuss and attempt to resolve the Dispute in good faith. This will not limit either party from pursuing any rights or remedies (whether under contract, at law, in equity, or otherwise) as it deems appropriate, subject to Section 12.10.
12.9
Governing Law. This Agreement and all Disputes hereunder will be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and obligations of the parties, and, to the extent federal law is applicable, the laws of the United States of America without giving effect to any choice of law rule that would cause the application of the laws of any other country. The United Nations Convention on Contracts for the International Sale of Goods (CISG) will not apply.
12.10
Venue. Each party (a) hereby irrevocably submits itself to and consents to the jurisdiction of the United States District Court for the Southern District of New York and the state courts located in New York, New York, for the purposes of any action, claim, suit or proceeding in connection with any controversy, claim or dispute arising out of or relating to this Agreement, and (b) hereby waives, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim, suit or proceeding, any claim that it is not personally subject to the jurisdiction of such court(s), that the action, claim, suit or proceeding is brought in an inconvenient forum or that the venue of the action, claim, suit or proceeding is improper.
12.11
Remedies Cumulative. Unless expressly set forth herein to the contrary, a party’s election of any remedies provided for in the Agreement will not be exclusive of any other remedies available hereunder or otherwise under Applicable Laws or in equity, and all such remedies will be deemed to be cumulative.
12.12
Expenses. The Fees for Services expressly specified herein are the only amounts to be paid by Anthropic under this Agreement. Provider will otherwise perform all of its obligations under this Agreement at its own expense. Anthropic will have the right to offset any amounts owned by Anthropic to Provider against any Service Credits or refunds owed by Provider to Anthropic hereunder.
12.13
No Waiver. No failure or delay by a party in exercising any right, power, or remedy under this Agreement will operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

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12.14
Rights in Bankruptcy. Provider agrees that the rights granted to Anthropic under this Agreement constitute licenses of intellectual property under Section 365(n) of the U.S. Bankruptcy Code or similar provision of any other applicable federal, state, or foreign law or regulation (collectively with the U.S. Bankruptcy Code, “Debtor Relief Laws”). In the event of a future bankruptcy or insolvency proceeding involving Provider or any of its Affiliates, Anthropic will retain and may fully exercise the rights available to a licensee under Section 365(n) or other Debtor Relief Laws with respect to the intellectual property licensed hereunder.
12.15
Severability. In the event that any provision of this Agreement (or any portion hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) will be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, will be deemed to be deleted from the Agreement, while the remainder of the Agreement will continue in full force and remain in effect according to its stated terms and conditions.
12.16
Interpretation. The parties have fully negotiated this Agreement, and it will be interpreted according to the plain meaning of its terms without a presumption that it should be construed for or against either party (and any uncertainty or ambiguity will not be interpreted for or against either party because of the manner in which this Agreement or any provision was drafted or prepared). Unless otherwise stated, “including” and “e.g.” are not exclusive or limiting (and will be deemed followed by “without limitation”); “Section” refers to sections of this Agreement; unless otherwise specified, “days” refers to calendar days, including Saturdays, Sundays and holidays; dollar amounts and the symbol “$” refer to United States dollars; “Schedule” refers to the Schedules to this Agreement; words used in this Agreement in the singular number will extend to and include the plural, and words in the plural number will extend to and include the singular; the word “or” means “and/or” unless the context requires otherwise; and references to any agreement, law, regulation, or policy means that item as it may later be amended. The headings contained in this Agreement are strictly for convenience and will not be used to construe meaning or intent.
12.17
Counterparts. This Agreement may be executed in counterparts by the parties, including PDF and other electronic copies. Each such counterpart will be deemed an original and together will constitute the same instrument.
12.18
Financing Parties; Direct Agreement. Provider may obtain debt financing, equipment financing, refinancing, credit support or other financing arrangements in connection with the GPU Systems, the Facility, the Services or Provider’s performance under this Agreement (a “Provider Financing”). Anthropic will reasonably cooperate with Provider, at Provider’s sole cost and expense, in connection with any Provider Financing, including by providing customary acknowledgements, consents and non-sensitive contract and payment information reasonably requested in connection with such Provider Financing; provided that Anthropic will not be required to incur any new liabilities, disclose non-public information about Anthropic, or waive or modify any of its rights under this Agreement. Provider may disclose this Agreement to any bona fide prospective lender, investor, financing source or other Provider Financing Party, in each case solely to facilitate a proposed or actual Provider Financing; provided that, (i) each such prospective Provider Financing Party has first executed a confidentiality agreement with Provider on terms no less protective than the terms of this Agreement, (ii) such disclosure will not include any material non-public information regarding Anthropic; provided that Provider may disclose this Agreement to a Provider Financing Party (subject to the other conditions herein), and (iii) such Provider Financing Party is not a competitor of Anthropic. At Provider’s request, Anthropic will negotiate in good faith with Provider and any lender, security agent, collateral agent, administrative agent, trustee or other financing party providing or arranging a Provider Financing (each, a “Provider Financing Party”) regarding one or more customary direct agreements in connection with such Provider Financing (each, a “Direct Agreement”). Any Direct Agreement will be subject to Section 1(c) of the Order and may include customary notice, cure, standstill, step-in, replacement-provider and payment-direction provisions, in each case only to the extent mutually agreed by Anthropic, Provider and the applicable Provider Financing Party.

WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY DISPUTES (AS DEFINED IN SECTION 12.8) HEREUNDER.

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Omitted Schedules

Exhibits B, C and Schedules 1, 2 and 3 to this exhibit, which are described above, have been omitted pursuant to Item 601(a)(5) of Regulation S‑K because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in this exhibit or the disclosure document. The registrant will furnish supplementally copies of Exhibits B, C and Schedules 1, 2 and 3 to the Securities and Exchange Commission or its staff upon request.

1

Confidential

Exhibit B

Security Requirements

[***]

1

Confidential

Exhibit C

Service Level Agreement

[***]

2

Confidential

Schedule 1 to Order

Responsibility Matrix

[***]

3

Confidential

Schedule 2 to Order

Acceptance Criteria

[***]

4

Confidential

Schedule 3 to Order

Pricing Mechanic (Example for [***])

[***]

5